EXHIBIT 24.1

POWER OF ATTORNEY

                The officers and directors whose signatures appear below hereby constitute Archie M. Brown, Jr. and James M. Anderson, either one of whom may act, as their true and lawful attorneys-in-fact, with full power to sign on their behalf individually and in each capacity stated below and to file one or more registration statements on Form S-8 and all amendments and post-effective amendments to such registration statements, making such changes in such registration statements as the registrant deems necessary and appropriate, and generally to do all things in their names in their capacities as officers and directors to enable the registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

NAME AND SIGNATURE	TITLE	DATE

/s/ Archie M. Brown, Jr.	Chairman of the Board of Directors, President	April 30, 2015
Archie M. Brown, Jr.	and Chief Executive Officer
(Principal Executive Officer)

/s/ James M. Anderson	Senior Vice President and Chief Financial	April 30, 2015
James M. Anderson	Officer (Principal Financial Officer)

/s/ Patrick A. Weigel	Vice President, Controller (Principal Accounting Officer)	April 30, 2015
Patrick A. Weigel

/s/ Kathleen Bardwell	Director	April 30, 2015
Kathleen Bardwell

/s/ William G. Barron	Director	April 30, 2015
William G. Barron

/s/ Brian J. Crall	Lead Director	April 30, 2015
Brian J. Crall

/s/ Thomas M. O’Brien	Director	April 30, 2015
Thomas M. O’Brien

/s/ Lawrence R. Rueff	Director	April 30, 2015
Lawrence R. Rueff

/s/ John G. Seale	Director	April 30, 2015
John G. Seale

/s/ Charles J. Thayer	Director	April 30, 2015
Charles J. Thayer